UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2012 tw telecom inc.
(Exact name of Registrant as Specified in Charter)

Delaware	1-34243	84-1500624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10475 Park Meadows Drive Littleton, Colorado 80124
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 566-1000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On September 27, 2012, tw telecom inc. issued a press release announcing the pricing of an offering by its wholly owned subsidiary, tw telecom holdings inc., of $480 million aggregate principal amount of senior notes due 2022. The senior notes will bear interest at 5.375% per annum, and the senior notes were priced to investors at 100% of their principal amount. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, the senior notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the senior notes will be made only by means of a private offering circular. The senior notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1    Press Release dated September 27, 2012, relating to pricing of a private offering of senior notes by tw telecom holdings inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

tw telecom inc.

By:	/s/ Tina Davis
Name:	Tina Davis
Title:	Senior Vice President and Deputy General Counsel

October 1, 2012

EXHIBIT INDEX

Exhibit No.	Description of the Exhibit

99.1	Press release issued September 27, 2012 by tw telecom inc.